UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05         Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 23, 2010, the Audit Committee of the Board of Directors of Euronet Worldwide, Inc. (“Euronet”) amended and updated Euronet’s Code of Business Conduct & Ethics for Directors, Officers and Employees (“Code of Conduct”). The amendments include the addition or amendment of provisions addressing: the proper recording of certain payments and gifts to third parties in Section 12, required reporting of anticipated violations of the Code of Conduct in Section 14, responding to governmental or internal investigations in Section 15, waivers of the Code of Conduct in Section 16, enforcement of the Code of Conduct in Section 17 and a number of additional non-substantive changes.

The Code of Conduct, as amended by the Audit Committee, is available on Euronet’s website at http://www.ir.euronetworldwide.com/documents.cfm under the Corporate Governance menu.

Item 7.01	Regulation FD Disclosure.

On February 24, 2010, the Board of Directors of Euronet approved amendments to Euronet’s Corporate Governance Guidelines, Nominating & Corporate Governance Committee Charter and Compensation Committee Charter (collectively, the “Governance Documents”).

The Governance Documents, as amended by the Board of Directors, are available on Euronet’s website at http://www.ir.euronetworldwide.com/documents.cfm under the Corporate Governance menu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President - General Counsel

Date: March 1, 2010